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                                                                  Exhibit 23.1



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


          We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Drugstore.com , Inc. 1998 Stock Plan of our report dated January 19, 2001, except for the fourth paragraph of
Note 6, as to which the date is March 20, 2001, with respect to the consolidated financial statements and schedule of Drugstore.com, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.



                                                /s/  Ernst & Young LLP
                                               --------------------------
                                                Ernst & Young LLP

Seattle, Washington
March 27, 2001